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                                                                     EXHIBIT 5.1
                    [LINDQUIST & VENNUM P.L.L.P. LETTERHEAD]
                                 4200 IDS Center
                               80 South 8th Street
                              Minneapolis, MN 55402


                               October 30, 2002



Illinois River Energy, LLC
1201 South Seventh Street, Suite 110
Rochelle, IL 61068


         Re: Opinion of Counsel as to Legality of Class A and Class B Units to Be Registered Under The Securities Act of 1933

Dear Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form SB-2 (the "Registration Statement") of 20,000,000 Class B Units, no par value per unit, and up to 45,000,000 Class A Units, no par value per unit, less the number of Class B Units sold, of Illinois River Energy, LLC, a Delaware limited liability company (the "Company").

         As counsel for the Company, we advise you that it is our opinion under the limited liability company law of the State of Delaware, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the Class A and Class B Units to be offered will, when issued and paid for in accordance with the terms of the Registration Statement, be validly issued, fully paid and non-assessable Class A and Class B Units of the Company.

         In connection with our examination, we have assumed that the signatures on all executed documents are genuine, all copies conform to the originals, and all certificates containing relevant facts are correct. In rendering this opinion, we have relied as to matters of fact upon certificates from officers of the Company and other sources we believe to be reliable.

         The opinion set forth herein is given as of the date hereof and is expressly limited to the matters stated. We are delivering this opinion to the Company solely to satisfy the requirement of the Securities and Exchange Commission set forth in Item 601(a) and Item 601(b)(5)(i) of Regulation S-B under the Securities Act and no other person may rely on it.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to the Class A and Class B Units under the Securities Act of 1933.

                                                 Very truly yours,

                                                 LINDQUIST & VENNUM P.L.L.P.

                                                 /s/ Lindquist & Vennum P.L.L.P.